EXHIBIT TO ITEM 77D

POLICIES WITH RESPECT TO SECURITY INVESTMENTS

Effective March 1, 2013, the principal strategy of the Sterling Capital Strategic Allocation Conservative Fund was modified and is stated as follows:

PRINCIPAL STRATEGY:
..
To pursue its investment objective, under normal market conditions, the Fund expects to invest mainly in a mix of three to six Sterling Capital Funds; however, the Fund may invest in any Sterling Capital Fund, and the number and identity of the underlying funds in which the Fund invests may change at any time without notice. The portfolio management team will make allocation decisions according to their outlook for the economy, financial markets and
relative market valuation of the underlying funds. Under normal circumstances, the Fund intends to invest all of its assets in underlying funds to the extent consistent with the Fund's investment objective. The Fund may also invest in other registered open-end and closed-end investment companies (including exchange-traded funds) that are not a part of the Sterling Capital Funds group of investment companies.

The Fund will invest 25% to 55% of its total assets in underlying funds which invest mainly in equity securities and 45% to 75% of its total assets in underlying funds which invest mainly in fixed income securities (including investment grade and high yield ("junk") bonds and floating rate securities).

The Fund will invest in underlying funds which invest in securities of U.S., international and emerging market issuers.

The Fund may invest in money market funds during periods of large shareholder inflows, when the portfolio management team is rebalancing the portfolio or for temporary cash management purposes.



Effective March 1, 2013, the principal strategy of the Sterling Capital Strategic Allocation Balanced Fund was modified and is stated as follows:

PRINCIPAL STRATEGY:

To pursue its investment objective, under normal market conditions, the Fund expects to invest mainly in a mix of three to six Sterling Capital Funds; however, the Fund may invest in any Sterling Capital Fund, and the number and identity of the underlying funds in which the Fund invests may change at any time without notice. The portfolio management team will make allocation decisions according to their outlook for the economy, financial markets and relative market valuation of the underlying funds. Under normal circumstances, the Fund intends to invest all of its assets in underlying funds to the extent consistent with the Fund's investment objective. The Fund may also invest in other registered open-end and closed-end investment companies (including exchange-traded funds) that are not a part of the Sterling Capital Funds group of investment companies.

The Fund will invest 45% to 75% of its total assets in underlying funds which invest mainly in equity securities and 25% to 55% of its total assets in underlying funds which invest mainly in fixed income securities (including investment grade and high yield ("junk") bonds and floating rate securities). The Fund will invest in underlying funds which invest in securities of U.S., international and emerging market issuers.

The Fund may invest in money market funds during periods of large shareholder inflows, when the portfolio management team is rebalancing the portfolio or for temporary cash management purposes.



Effective March 1, 2013, the principal strategy of the Sterling Capital Strategic Allocation Growth Fund was modified and is stated as follows:

PRINCIPAL STRATEGY:

To pursue its investment objective, under normal market conditions, the Fund expects to invest mainly in a mix of three to six Sterling Capital Funds; however, the Fund may invest in any Sterling Capital Fund, and the number and identity of the underlying funds in which the Fund invests may change at any time without notice. The portfolio management team will make allocation decisions according to their outlook for the economy, financial markets and relative market valuation of the underlying funds. Under normal circumstances, the Fund intends to invest all of its assets in underlying funds to the extent consistent with the Fund's investment objective. The Fund may also invest in other registered open-end and closed-end investment companies (including exchange-traded funds) that are not a part of the Sterling Capital Funds group of investment companies.

The Fund will invest 60% to 90% of its total assets in underlying funds which invest mainly in equity securities, and 10% to 40% of its total assets in underlying funds which invest mainly in fixed income securities
 (including investment grade and high yield ("junk") bonds and floating rate securities).

The Fund will invest in underlying funds which invest in securities of U.S., international and emerging market issuers.

The Fund may invest in money market funds during periods of large shareholder inflows, when the portfolio management team is rebalancing the portfolio or for temporary cash management purposes.